Exhibit 10.50

SHARE CONVERSION AGREEMENT

BY AND AMONG

FENGSHION CAPITAL INVESTMENT FUND, LP

LC FUND V, L.P.

LC PARALLEL FUND V, L.P.

FAIRLUBO ACTION COMPANY LIMITED

AND

UXIN LIMITED

May 25, 2018

THIS AGREEMENT is made on May 25 2018,

BY AND AMONG:

(1)                                 Fengshion Capital Investment Fund, LP, whose registered office is at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, LC Fund V, L.P., whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and LC Parallel Fund V, L.P., whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (each a “Swapping Investor,” and collectively, the “Swapping Investors”);

(2)                                 Fairlubo Auction Company Limited, a company incorporated in the Cayman Islands, whose registered office is at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (the “Fairlubo”); and

(3)                                 Uxin Limited, a company incorporated in the Cayman Islands, whose registered office is at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (“Uxin”);

WHEREAS:

(A)                               Uxin is the parent company of Perfect Harmony Group Limited, a BVI business company established under the Laws of the British Virgin Islands (“Perfect Harmony”), and Perfect Harmony is the parent company of Fairlubo;

(B)                               Each Swapping Investor has agreed to sell and Fairlubo has agreed to purchase the Fairlubo Shares (as defined below) on the terms and subject to the conditions of this Agreement; and

(C)                               Uxin has agreed to allot, issue and sell and each Swapping Investor has agreed to purchase Uxin Shares (as defined below) on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               In this Agreement (including the Recitals), capitalized terms used herein and not otherwise defined shall have the respective meanings accorded to such terms in the Third Amended and Restated Shareholders’ Agreement of Fairlubao, by and among Fairlubo, the Swapping Investor, and certain other parties thereof, dated as of May 27, 2017 (the “Fairlubo Shareholders’ Agreement”):

“Closing Date” means the closing date of the Offering;

“Completion” means completion of the sale and purchase of the Fairlubo Shares and the Uxin Shares in accordance with clause 4;

“Encumbrances” means any lien, pledge, encumbrance, charge (fixed or floating), mortgage, hypothecation, third party claim, debenture, option, right of pre-emption, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security, retention arrangements, other security interests of any kind or other encumbrances of any nature whatsoever, and any agreement to create any of the foregoing;

“Offering” means an initial public offering of the ordinary shares of Uxin in the form of American depositary shares in the United States;

“Party” means a party to this Agreement and “Parties” means each of the Swapping Investor, Fairlubo and Uxin;

“Proceedings” means any proceeding, claim, suit or action arising out of, or in connection with, this Agreement or its subject matter (including its validity, formation at issue, effect, interpretation, performance or termination).

1.2                               In this Agreement (including the Recitals), except where the context otherwise requires:

(a)                                 a reference to clauses or Recitals is a reference to clauses or Recitals of this Agreement;

(b)                                 a reference to US$ or USD shall be construed as a reference to the lawful currency of the United States of America;

(c)                                  words importing the singular include the plural and vice versa;

(d)                                 a reference to any law or enactment is to that law or enactment, as it may be applied, amended or re-enacted from time to time; and

(e)                                  headings are included in this Agreement for convenience only and do not affect its interpretation.

2.                                      SALE AND PURCHASE OF FAIRLUBO SHARES

2.1                               Upon the terms and subject to the conditions of this Agreement, at Completion each Swapping Investor shall sell, and Fairlubo shall purchase, such number of series B preferred shares of Fairlubo as set forth next to such Swapping Investor’s name in Schedule A attached hereof (collectively, the “Fairlubo Shares”), on the basis that the Fairlubo Shares shall be sold free from all Encumbrances, together with all rights attaching to them as at Completion, including the right to receive all dividends, return of capital or any other distributions declared, made or paid with effect from and after Completion.

2.2                               In consideration for the purchase of the Fairlubo Shares, Fairlubo shall pay and deliver to each Swapping Investor of such immediately available funds that is equal to par value of Fairlubo Shares sold by such Swapping Investor pursuant to Section 4.2(b).

3.                                      SALE AND PURCHASE OF UXIN SHARES

3.1                               Upon the terms and subject to the conditions of this Agreement, at Completion Uxin shall allot, issue and sell, and each Swapping Investor shall purchase, such number of ordinary share of Uxin (the “Uxin Shares”) that is equal to the quotient of the Closing Value (as defined below) of the Fairlubo Shares sold by such Swapping Investor divided by the fixed public offering price per ordinary share of Uxin determined by Uxin  and the underwriter(s) participating in the Offering.

3.2                               The value of Fairlubo Shares (“Closing Value”) sold by each Swapping Investor  shall be determined as the higher of (1) the value of the Fairlubo Shares sold by such Swapping Investor as determined by an independent appraiser jointly approved by the Series A1 Investor and the Series B Investors (each as defined in Fairlubo Shareholders’ Agreement) holding at least two-thirds (2/3) of the issued and outstanding Series B Preferred Shares of Fairlubo, and (2) the total investment amount paid by such Swapping Investor to Fairlubo plus an internal return rate of 50% per annum calculated from January 21, 2016 to June 1, 2018 (the “Benchmark Date”), provided that Uxin consummates the Offering within thirty (30) days of the Benchmark Date. The Closing Value shall otherwise be determined in writing by the Swapping Investors and Uxin in the event Uxin fails to consummate the Offering within thirty (30) days of the Benchmark Date.

3.3                               In consideration for the purchase of the Uxin Shares, each Swapping Investor shall pay and deliver to Uxin of such immediately available funds that is equal to par value of Uxin Shares sold to such Swapping Investor pursuant to Section 4.2(d).

4.                                      COMPLETION

4.1                               Completion of the sale and purchase of the Fairlubo Shares and the Uxin Shares pursuant to Section 2 and Section 3 (collectively, the “Share Swap”) shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Swapping Investor, Uxin and Fairlubo mutually agree with respect to the Fairlubo Shares and the Uxin Shares, and shall be deemed to satisfy all the obligations of Perfect Harmony, Uxin and Fairlubo under section 10.7 the Fairlubo Shareholders’ Agreement.

4.2                               At Completion:

(a)                                 each Swapping Investor shall deliver (or cause to be delivered) to Fairlubo:

(i)            duly executed instrument of transfer in favour of Fairlubo or its nominee of all the Fairlubo Shares; and

(ii)           a copy of the duly issued share certificate in the name of Fairlubo representing the Fairlubo Shares being sold by the Swapping Investor, with the original certificate to follow as soon as practicable after the Closing Date, and in no event later than five (5) business days.

(b)                                 Fairlubo shall pay and deliver to each Swapping Investor of such immediately available funds that is equal to par value of Fairlubo Shares sold by such Swapping Investor in U.S. dollars by wire transfer, or by such other method mutually agreeable to Fairlubo and such Swapping Investor, to the bank account designated in writing by such Swapping Investor.

(c)                                  Uxin shall deliver (or cause to be delivered) to each Swapping Investor:

(i)            a copy of the duly issued share certificate in the name of such Swapping Investor representing the Uxin Shares being sold by Uxin to such Swapping Investor, with the original certificate to follow as soon as practicable after the Closing Date, and in no event later than five (5) business days; and

(ii)           a certified true copy of the extract of the register of members of Uxin as of the Closing Date reflecting the ownership of Uxin Shares sold by Uxin to such Swapping Investor, with the original certified true copy to follow as soon as practicable after the Closing Date, and in no event later than five (5) business days.

(d)                                 Each Swapping Investor shall pay and deliver to Uxin of such immediately available funds that is equal to par value of Uxin Shares sold to such Swapping Investor in U.S. dollars by wire transfer, or by such other method mutually agreeable to Uxin and the Swapping Investor, of immediately available funds to the bank account designated in writing by Uxin.

4.3                               The certificate representing Uxin Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLL  OWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

5.                                      WARRANTIES

5.1                               Each Party warrants to the other Parties that:

(a)                                 it has the requisite power and authority to enter into and to perform this Agreement;

(b)                                 this Agreement will when executed constitute legal, valid and binding obligations of it; and

(c)                                  compliance with the terms of this Agreement does not and will not conflict with or constitute a default or a breach under any provision of:

(i)            its memorandum or articles of association or equivalent constitutional documents; or

(ii)           any agreement, order, judgment, decree or regulation or any other restriction of any kind by which it is bound or submits.

6.                                      TAX

6.1                               Each Swapping Investor shall be responsible for any tax or other liability associated with the Share Swap proportionally. Each Swapping Investor shall indemnify Uxin, Fairlubo, each of their affiliates and shareholders (each, an “Indemnitee”) for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing, incurred by any Indemnitee as a result of any taxes, late payment fees or fines imposed by any tax authorities in connection with the Share Swap.

7.                                      GENERAL

7.1                               No variation of this Agreement shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each Party.  The expression “variation” shall, in each case, include any variation, supplement, deletion or replacement however effected.

7.2                               No waiver of this Agreement or of any provision hereof will be effective unless it is in writing (which, for this purpose, does not include email) and signed by the Party against whom such waiver is sought to be enforced.  Any waiver of any right, claim or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right, claim or default on any subsequent occasion.

7.3                               Any failure or delay by any person in exercising, or failure to exercise, any right or remedy provided by law under this Agreement shall not impair or constitute a waiver of that right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy provided by law or under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

7.4                               This Agreement represents the entire understanding, and constitutes the entire agreement, of the Parties in relation to its subject matter and the transactions contemplated by it, and supersedes all previous agreements, understandings or arrangements (whether express, implied, oral or written (whether or not in draft form)) between the Parties, with respect thereto which shall cease to have any further force or effect.

7.5                               Without limiting any other provision of this Agreement, the Parties shall promptly execute and/or deliver all such documents, and perform all such acts, or procure the execution and/or delivery of such documents and the performance of all such acts, as may be necessary to implement and give full effect to this Agreement.

7.6                               This Agreement may be executed in counterparts, and by each Party on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute one and the same instrument.  Delivery of a counterpart of this Agreement by email attachment shall be an effective mode of delivery.

7.7                               The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a party to this Agreement (a “Third Party”) by virtue of the Contracts (Rights of Third Parties) Ordinance or otherwise.

7.8                               Notwithstanding the provisions of clause 7.1, the Parties may amend, vary, waive, terminate or rescind this Agreement at any time and in any way without the consent of any Third Party.

8.                                      GOVERNING LAW AND JURISDICTION

8.1                               This Agreement and any claim, dispute or difference (including non-contractual claims, disputes or differences) arising out of, or in connection with, it or its subject matter shall be governed by, and construed in accordance with, the laws of Hong Kong.

8.2                               The Parties irrevocably agree to submit to the exclusive jurisdiction of the courts of Hong Kong to settle any claim, dispute or difference (including non-contractual claims, disputes or differences) which may arise out of or in connection with this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) and that accordingly any Proceedings be brought in such courts.

IN WITNESS WHEREOF the Parties have entered into this Agreement on the date first written on page 1 of this Agreement.

FENGSHION CAPITAL INVESTMENT FUND, LP

By:	/s/Feng Gao
Name:	Feng Gao
Title:

LC FUND V, L.P.

By:	/s/Hao Chen
Name:	Hao Chen
Title:

LC PARALLEL FUND V, L.P.

By:	/s/Hao Chen
Name:	Hao Chen
Title:

FAIRLUBO AUCTION COMPANY LIMITED

By:	/s/Kun Dai
Name:	Kun Dai
Title:

UXIN LIMITED

By:	/s/Kun Dai
Name:	Kun Dai
Title:

Schedule A

Name of Series B Investor	Number of series B preferred shares of Fairlubo
FENGSHION CAPITAL INVESTMENT FUND, LP	58,333,333
LC Fund V, L.P.	27,065,704
LC Parallel Fund V, L.P.	2,100,963